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                                    FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         NATIONAL HEALTH INVESTORS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

         Maryland                                           62-1470956
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(State of Incorporation                                  (I.R.S. Employer
    or Organization)                                  Identification Number)

       100 Vine Street, Murfreesboro, Tennessee                37130
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       (Address of Principal Executive Offices)              (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]



Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                          EACH CLASS IS TO BE REGISTERED
-------------------                          ------------------------------

Prime plus 1% Senior Subordinated            New York Stock Exchange
Convertible Debentures due 2006



Securities to be registered pursuant to Section 12(g) of the Act:

None

                             Exhibit Index on Page 2

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Item 1. Description of Registrant's Securities to be Registered.

       A description of the securities registered hereunder comparable to that required by Item 1 of Form 8-A is set forth under the caption "Description of the Debentures" in the Prospectus Supplement to the Registration Statement on Form S-3 (No. 033-85398), filed pursuant to Rule 424(b)(5) with the Commission on November 22, 2000 as may be revised, supplemented, modified or amended and is hereby incorporated by reference in answer to this Item 1.

Item 2. Exhibits

        Exhibit No.              Description
        -----------              -----------

             1                 Form of Debenture


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       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    NATIONAL HEALTH INVESTORS, INC.



                                    By:/s/ Richard F. LaRoche, Jr.
                                        ----------------------------------------
                                        Richard F. LaRoche, Jr.
                                        Director, Vice-President,
                                        General Counsel and Secretary


Dated: December 6, 2000